UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

LOTUS PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2)	Form, Schedule or Registration Statement No.:
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4)	Date Filed:

INFORMATION STATEMENT
OF
LOTUS PHARMACEUTICALS, INC.

Boca Corporate Plaza
7900 Glades Road, Suite 420
Boca Raton, Florida 33434

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The actions described in this Information Statement have already been approved by our majority stockholders.
A vote of the remaining stockholders is not necessary.

This Information Statement is first being furnished on or around January 22, 2007 to the stockholders of record as of the close of business on December 28, 2006 of the common stock of Lotus Pharmaceuticals, Inc., a Nevada corporation (the “Company”).

The Board of Directors of the Company has approved, and a total of five (5) stockholders who own 89% the current issued and outstanding shares of the Company’s common stock that are entitled to vote on these actions as of December 28, 2006, have consented in writing to the actions described below. The shares of the Company’s capital stock entitled to vote on these actions are hereinafter referred to as the “Voting Shares.” Such approval and consent constitute the approval and consent of a majority of the total number of the Voting Shares and are sufficient under the Nevada Revised Statutes and the Company’s Bylaws to approve the action. Accordingly, the action will not be submitted to the other stockholders of the Company for a vote, and this Information Statement is being furnished to stockholders to provide them with certain information concerning the action in accordance with the requirements of the Securities Exchange Act of 1934 and the regulations promulgated thereunder, including Regulation 14C.

ACTION BY
CONSENTING STOCKHOLDERS

GENERAL

The Company will pay all costs associated with the distribution of this information statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this information statement to the beneficial owners of the Company’s common and preferred stock.

The Company will only deliver one information statement to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. Upon written or oral request, the Company will promptly deliver a separate copy of this information statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this information statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address:

Lotus Pharmaceuticals, Inc.
c/o Adam Wasserman
Boca Corporate Plaza
7900 Glades Road, Suite 420
Boca Raton, Florida 33434
(954) 208-0154

INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to the Company’s Bylaws and the Nevada Revised Statutes, a vote by the holders of at least a majority of the outstanding shares of the Company entitled to vote (the “Voting Shares”) is required to effect the action described herein. The Company’s Articles of Incorporation does not authorize cumulative voting for this matter. As of the record date, the Company had 41,280,000 voting shares issued and outstanding, consisting entirely of common stock, which for voting purposes are entitled to one vote per share. The consenting majority stockholders are the record and beneficial owners of a total of 36,739,200 shares of the Company’s common stock, which represents approximately 89% of the total number of Voting Shares. Pursuant to Nevada Revised Statutes, Section 78.320(2), the consenting majority stockholders voted in favor of the actions described herein in a written consent, dated December 27, 2006, attached hereto as Exhibit 1. No consideration was paid for the consent. The consenting stockholders’ names, affiliation with the Company and beneficial holdings are as follows:

Common Stockholders	Affiliation	Number of Voting Shares	Percentage of Voting Shares
Liu Zhong Yi	Common Stockholder, Director, President and Chief Executive Officer	18,782,400	70.00%
Song Zhenghong	Common Stockholder and Director	6,708,000	16.25%
Xian Wenli	Common Stockholder	1,341,600	3.25%
Genesis Technology Group, Inc.	Common Stockholder	6,736,896	16.32%
Joshua Tan	Common Stockholder	3,170,304	7.68%
Total		36,739,200	89.00%

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

None.

PROPOSALS BY SECURITY HOLDERS

None.

DISSENTERS’ RIGHT OF APPRAISAL

None.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of December 28, 2006 with respect to the beneficial ownership of the outstanding shares of the Company’s capital stock by (i) each person known by the Company who will beneficially own five percent (5%) or more of the outstanding shares; (ii) the officers and directors of the Company; and (iii) all the aforementioned officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of December 28, 2006 are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person, and is based on 41,280,000 common shares issued and outstanding on a fully converted basis as of December 28, 2006.

Name of Beneficial Owner and Address (1)	Number of Shares of Common Stock Beneficially Owned (2)		Percent of Shares of Common Stock Beneficially Owned (2)
Liu Zhong Yi	18,782,400		45.50%
Song Zhenghong	6,708,000		16.25%
Xian Xuemei	0		0%
Genesis Technology Group, Inc.	6,736,896		16.32%
Joshua Tan	3,170,304	(3)	7.68%
Genesis Equity Partners, LLC	3,302,400	(4)	8.00%
Ian Ashley	0		0%
Li Ping	0		0%
Liu Jin	0		0%
Mel Rothberg	0		0%
Caeli W. Widger	0		0%
Adam Wasserman	0		0%
All Executive Officers and Directors as a Group (9 persons)	25,490,400		61.75%

(1)	Unless otherwise indicated, the address of the beneficial owner will be c/o Lotus Pharmaceutical International, Inc., 7900 Glades Road, Suite 420, Boca Raton, Florida 33434.

(2)	Percentage of common stock beneficially owned is based on a total of 41,280,000 shares of the Company’s common stock outstanding as of the Record Date.

(3)	Joshua Tan’s address is Suite 310, Building B, Ideal Plaza, No. 3 Danling Street, Haidian District Beijing 100080, China

(4)	Charles Tamburello is the manager of China West, LLC, a member of Genesis Equity Partners, LLC (“GEP”), and exercises sole voting and investment control over such shares.

CHANGE IN CONTROL

The Board of Directors of the Company is aware that there has been a change in control of the Company.

On September 6, 2006, the Company executed a Share Exchange Agreement (“Exchange Agreement”) by and among Lotus Pharmaceutical International, Inc., a Nevada corporation (“Lotus”), and the stockholders of 100% of Lotus’ common stock, on the one hand, and the Company and a majority of the Company’s stockholders, on the other hand. Separately, Lotus has entered into consulting service agreements and equity-related agreements with Beijing Liang Fang Pharmaceutical Co., Ltd. (“Liang Fang”) and Beijing En Zhe Jia Shi Pharmaceutical Co., Ltd. (“En Zhe Jia”), both of which are limited liability companies headquartered in the People’s Republic of China (“PRC”) and organized under the laws of the PRC.

In connection with the Exchange Agreement: (i) effective September 28, 2006, Thomas Miller resigned as our President, CEO and sole director; (ii) effective September 28, Liu Zhong Yi, Ian Ashley, Li Ping, Liu Jin, Mel Rothberg, Song Zhenghong, Caeli W. Widger and Xian Wenli were appointed as members of the Company’s Board of Directors; and (iii) effective September 28, 2006, Liu Zhong Yi was appointed as the Chief Executive Officer and Adam Wasserman was appointed as the Chief Financial Officer of the Company. Effective December 14, 2006, Xian Wenli resigned from the Company’s Board of Directors and Xian Xuemei was appointed to fill the vacancy. A more detailed description of the foregoing transactions can be found in the Company’s Current Reports on Form 8-K filed with the SEC on December 5, 2006 and December 19, 2006.

NOTICE TO STOCKHOLDERS OF ACTIONS
APPROVED BY CONSENTING MAJORITY STOCKHOLDERS

The following actions were approved by written consent of the Board of Directors and the consenting majority stockholders:

ACTION 1

AMENDMENT TO THE CERTIFICATE OF INCORPORATION
TO INCREASE THE AUTHORIZED SHARES

The Company’s Board of Directors and its consenting majority stockholders have adopted and approved an amendment to increase the number of the Company’s authorized shares of capital stock from 50,000,000 to 210,000,000 total authorized shares of capital stock. The capital stock shall consist of 200,000,000 authorized shares of Common Stock, $0.001 par value per share, and 10,000,000 authorized shares of Preferred Stock, with a par value $0.001 per share (hereinafter the “Authorized Share Increase”). The text of the resolutions approving the amendment is attached hereto as Exhibit 1.

The Authorized Share Increase will be implemented by filing a Certificate of Amendment with the Secretary of State of the State of Nevada, a form of which is attached as Exhibit A to the resolution set forth as Exhibit 1. Under Federal Securities laws, the Company cannot file the Certificate of Amendment until at least 20 days after the mailing of this Information Statement.

As of the record date, the authorized number of shares of the Company’s Common Stock is 50,000,000, of which 41,280,000 shares are outstanding. If we are authorized to issue 200,000,000 shares of Common Stock, then we will be able to issue approximately an additional 158,720,000 shares of Common Stock.

We have no current plans to issue any of the additional authorized but unissued shares of Common Stock that will become available as a result of the filing of the Amendment. The Management of the Company believes that additional authorized shares are needed to provide the Company adequate flexibility to engage in future capital raising transactions, acquisitions or other transactions which might require the issuance of Common Stock. The future issuance of additional shares of Common Stock on other than a pro rata basis to existing stockholders will dilute the ownership of the current stockholders, as well as their proportionate voting rights.

Although this action is not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures contained in any debt instruments or the Certificate of Incorporation or the Bylaws of the Company in effect on the date of this Information Statement, the Company’s stockholders should note that the availability of additional authorized and unissued shares of common stock could make any attempt to gain control of the Company or the Board more difficult or time consuming and that the availability of additional authorized and unissued shares might make it more difficult to remove management. Although the Board currently has no intention of doing so, shares of common stock could be issued by the Board to dilute the percentage of common stock owned by a significant stockholder and increase the cost of, or the number of, voting shares necessary to acquire control of the Board or to meet the voting requirements imposed by Nevada law with respect to a merger or other business combination involving the Company.

Following the Authorized Share Increase, the number of shares of the Company’s Common Stock will be as follows (subject to slight adjustment for rounding of fractional shares):

	Common Stock Outstanding	Authorized Common Stock

Pre Authorized Share Increase	41,280,000	50,000,000

Post Authorized Share Increase	41,280,000	200,000,000

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Exchange Act and in accordance with the Exchange Act, we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters. These reports and other information may be inspected and are available for copying at the offices of the SEC, 450 Fifth Street, NW, Washington, DC 20549 or may be accessed on the SEC website at www.sec.gov.

[Remainder of Page Intentionally Left Blank]

EXHIBIT 1

WRITTEN CONSENT OF
MAJORITY STOCKHOLDERS OF
LOTUS PHARMACEUTICALS, INC.
(a Nevada Corporation)
TAKEN WITHOUT A MEETING

The undersigned, being shareholders holding a majority of Lotus Pharmaceuticals, Inc., a Nevada corporation (the “Corporation”) outstanding common stock, acting pursuant to the Corporation’s Bylaws and the Nevada Revised Statutes, do hereby adopt the following resolutions by Written Consent as of December 27, 2006.

AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE
AUTHORIZED SHARES OF CAPITAL STOCK

WHEREAS, the Corporation currently has 50,000,000 shares of common stock and no shares of preferred stock authorized, and as of the date hereof has 41,280,000 shares of common stock issued and outstanding;

WHEREAS, the Board of Directors of the Corporation (the “Board”) believes that additional authorized shares are needed to provide the Corporation adequate flexibility to engage in future capital raising transactions, acquisitions or other transactions which might require the issuance of common stock and/or preferred stock;

WHEREAS, the Board has determined, after reviewing the number of currently authorized, issued and outstanding shares of the Corporation, that it is in the best interests of the Corporation and its stockholders for the authorized shares of capital stock of the Corporation to be increased to an aggregate total of 210,000,000 shares of capital stock with a par value of $0.001 per share, and which capital stock shall include 200,000,000 authorized shares of common stock with a par value of $0.001 per share, and 10,000,000 authorized shares of preferred stock with a par value of $0.001 per share (this amendment is hereinafter referred to as the “Authorized Shares Amendment”);

NOW, THEREFORE, BE IT RESOLVED, that the undersigned hereby adopt and approve the Authorized Shares Amendment;

RESOLVED FURTHER, that subject to and in compliance with the Exchange Act, the Corporation is hereby authorized to file with the Secretary of State of the State of Nevada a Certificate of Amendment to the Corporation’s Articles of Incorporation amending and restating ARTICLE THREE in its entirety as set forth in Exhibit A attached hereto, in order to increase the number of authorized shares of the Corporation’s capital stock to an aggregate total of 210,000,000 shares of capital stock with a par value of $0.001 per share, and which capital stock shall consist of 200,000,000 authorized shares of common stock with a par value of $0.001 per share, and 10,000,000 authorized shares of preferred stock with a par value of $0.001 per share;

RESOLVED FURTHER, that the officers of this Corporation be, and each of them hereby is, authorized, empowered and directed, for and on behalf of this Corporation, to take such further action and to execute and deliver all other documents, including without limitation, a certificate of amendment of the Corporation’s articles of incorporation, and to effect all such other filings which the officer or officers acting shall determine are necessary or proper to effect the action authorized by these resolutions.

1

This Written Consent shall be added to the corporate records of this Corporation and made a part thereof, and the resolutions set forth above shall have the same force and effect as if adopted at a meeting duly noticed and held by the stockholders of this Corporation. This Written Consent may be executed in counterparts and with facsimile signatures with the effect as if all parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single Written Consent.

MAJORITY STOCKHOLDERS

/s/ Liu Zhong Yi	/s/ Song Zhenghong
Liu Zhong Yi	Song Zhenghong

Shares: 18,782,400 shares of Common Stock	Shares: 6,708,000 shares of Common Stock
Date: December 27, 2006	Date: December 27, 2006

/s/ Xian Wenli	/s/ Joshua Tan
Xian Wenli	Joshua Tan

Shares: 1,341,600 shares of Common Stock	Shares: 3,170,304 shares of Common Stock
Date: December 27, 2006	Date: December 27, 2006

Genesis Technology Group, Inc.

/s/ Gary L. Wolfson
By: Gary L. Wolfson
Its: Chairman and Chief Executive Officer
Shares: 6,736,896 shares of Common Stock
Date: December 27, 2006

2

EXHIBIT A

CERTIFICATE OF AMENDMENT TO
ARTICLES OF INCORPORATION
FOR NEVADA PROFIT CORPORATIONS
(PURSUANT TO NRS 78.385 AND 78.390 - AFTER ISSUANCE OF STOCK)

1.	Name of corporation: LOTUS PHARMACEUTICALS, INC.

2.	The articles have been amended as follows (provide article numbers, if available):

ARTICLE THREE is hereby deleted in its entirety and the following ARTICLE THREE is substituted in lieu thereof:

“The amount of the total authorized capital stock of this corporation is Two Hundred and Ten Million (210,000,000) shares with a par value of $0.001 per share, amounting to Two Hundred and Ten Thousand Dollars ($210,000), which capital stock shall include Two Hundred Million (200,000,000) authorized shares of Common Stock with a par value of $0.001 per share, and Ten Million (10,000,000) authorized shares of Preferred Stock with a par value of $0.001 per share.

Such stock may be issued from time to time without action by the stockholders for such consideration as may be determined, from time to time, by the Board of Directors of the corporation (“Board of Directors”) and such shares so issued shall be deemed fully paid stock, and the holders of such stock shall not be liable for any further payments.

The shares of the corporation’s Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the corporation is expressly authorized to provide for the issuance of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter, for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares (a “Preferred Stock Designation”) and as may be permitted by the Nevada Revised Statutes. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.”

3.
The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: ____.

4.	Effective date of filing (optional): ____________________

5.	Officer Signature (required): ________________________

A-1